Letterhead of Kane Kessler, P.C.

1350 Avenue of the Americas, 26th Floor

New York, New York 10019

July 16, 2014

NanoViricides, Inc.

135 Wood Street

Suite 205

West Haven, CT 06516

Re:	NanoViricides, Inc.

Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel to Nanoviricides, Inc., a Nevada corporation (the “Company”) in connection with the Company’s preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed to register 3,071,986 shares (“the Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, underlying the exercise of certain warrants (the “Warrants”) which are being registered on behalf of stockholders of the Company.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Articles of Incorporation of the Company, as amended to date and currently in effect (the “Articles”), (ii) the by-laws of the Company, as amended and currently in effect (the “By-Laws”) and records of certain of the Company’s corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions here and after set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are the opinion that with respect to the Shares, including shares of Common Stock issuable in connection with possible dilutive adjustments described in the Registration Statement, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrants and any other agreements and instruments governing their issuance will be duly and validly issued, fully paid and non-assessable.

NanoViricides, Inc.

July 16, 2014

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

The foregoing assumes that the aforesaid Registration Statement will become and remain effective under the Securities Act of 1933, as amended, prior to any offering of the Shares pursuant to the terms thereof and will be amended, as appropriate, and that there will be compliance with all applicable state securities laws in connection with the offering of such securities, as well as compliance with the terms of the offering set forth in the Registration Statement.

This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity. This opinion is provided to you as of the date hereof. We undertake no, and hereby disclaim any obligation to, advise you of any change in any matter set forth herein. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, and the Federal law of the United States. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

/S/ KANE KESSLER

KANE KESSLER, P.C.